Exhibit 24.1

 POWER OF ATTORNEY

We, the undersigned hereby severally constitute and appoint Edward Bernstein our true and lawful attorney and agent, with full power to sign for us, and in our names in the capacities indicated below, any and all amendments to this registration statement, any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act 1933, this report has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edward Bernstein	President, Chief Executive Officer, Interim Chief Financial Officer and Principal Accounting Officer and Director	February 11, 2016
Edward Bernstein

/s/ Mark Kalow	Director	February 11, 2016
Mark Kalow

/s/ Ron Kenedi	Director	February 11, 2016
Ron Kenedi